UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 12, 2024

ASPEN TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41400	87-3100817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Crosby Drive,	Bedford,	MA	01730
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (781) 221-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, $0.0001 par value per share	AZPN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On June 12, 2024, Mark Mouritsen, Senior Vice President, Chief Legal Officer of Aspen Technology, Inc. (the “Company”) submitted his resignation, effective July 26, 2024 (the “Effective Date”). Mr. Mouritsen’s resignation was a personal decision to pursue another opportunity and was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Mouritsen will remain Senior Vice President, Chief Legal Officer of the Company until the Effective Date. Christopher Cooper, who currently serves as Vice President, Associate General Counsel, will assume the role of Interim Chief Legal Officer, effective July 26, 2024.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: June 18, 2024	By:	/s/ Mark Mouritsen
Mark Mouritsen
Senior Vice President, Chief Legal Officer